Exhibit 10.16

Confidential Treatment Requested Evelo Biosciences, Inc.

EXCLUSIVITY AND COMMITMENT AGREEMENT

This Exclusivity and Commitment Agreement (the “Agreement”) is entered into as of February 15, 2018 (the “Effective Date”), by and between Biose Industrie, a French corporation with offices at Rue des Freres Lumieres 15130 Arpajon sur Cere France registered under number B 529 243 271 (“Biose” or “Company”) and Evelo Biosciences, Inc., a Delaware company with a principal place of business at 620 Memorial Drive, Cambridge, Massachusetts 02139 USA (“Evelo”). Evelo and Biose are each individually a “Party” and collectively referred as “Parties”.

BACKGROUND

A.	Biose specializes in the development and manufacturing of live biotherapeutic products.

B.	Evelo specializes in developing immunotherapies for cancer, autoimmune and inflammatory diseases.

C.	Biose and Evelo wish to expand their business relationship by entering into this Agreement, pursuant to which Biose will (i) exclusively manufacture certain microbial biotherapeutic Products for Evelo and (ii) reserve for Evelo agreed manufacturing resources to conduct Runs for such Products during the Term, on the terms and conditions herein and (iii) Evelo pays for Committed Run Resources as described in this Agreement.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1. DEFINITIONS

1.1 Defined Terms. Capitalized terms used in this Agreement, shall have the meanings specified below.

1.2 “Affiliate” means, with respect to a Party, any Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Party. “Control” and, with correlative meanings, the terms “controlled by” and “under common control with” mean (a) the power to direct the management or policies of a Person, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, resolution, regulation or otherwise, or (b) to own 50% or more of the outstanding voting securities or other ownership interest of such Person.

1.3 “Agreement Year” means a period commencing on the Effective Date, or its annual anniversary, and ending 12 months thereafter. By way of example the second Agreement Year shall commence on the first anniversary of the Effective Date and end on the second anniversary of the Effective Date.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested Evelo Biosciences, Inc.

1.4 “Biose Strain” means a Strain already developed or commercialized by Biose as of the Effective Date of this Agreement, i.e. Lcr35 and Bifidobacterium Longum CBi0703.

1.5 “Business Days” shall mean a day on which commercial banks are open for business in United States of America and in France.

1.6 “Calendar Quarter” means a period commencing on January 1, April 1, July 1, and October 1 and in each case ending 3 months later.

1.7 “Change of Control” means, with respect to Biose, (a) a merger or consolidation in which the stockholders of Biose immediately prior to such transaction would own, in the aggregate, less than 50% of the total combined voting power of all classes of capital stock of the surviving entity normally entitled to vote for the election of directors of the surviving entity or (b) the sale by it of all or substantially all its assets in one transaction or in a series of related transactions.

1.8 “Committed Run Resources” means the manufacturing resources for the timely performance of the Runs described on Exhibit A.

1.9 “Confidential Information” means any technical, trade, business and any other confidential or proprietary information, whether or not marked as confidential or proprietary, provided to a Party (the “Receiving Party”) by the other Party (the “Disclosing Party”), its Affiliates, its or their suppliers, customers, employees, officers, agents, or others in connection with the services or any proposed services, regardless of whether such information is in written, oral, electronic, or other form.

1.10 “Engineering Run” means a fermentation run, at the same scale as the intended GMP batch, conducted for the purpose of testing a manufacturing process, identifying and resolving any potential issues with equipment or cGMP documentation prior to clinical GMP manufacturing, and supplying material for non-clinical use and/or stability studies. An Engineering Run is not for the purpose of manufacturing Product in conformance with cGMP.

1.11 “GMP Run” means a production run manufactured according to cGMP guidelines to produce Product that will be tested and released for clinical studies and/or commercial supplies.

1.12 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including, without limitation, a government or political subdivision, department or agency of a government.

1.13 “Run” means a [***] batch fermentation for a particular Strain. A Run may be (a) an Engineering Run, or (b) a GMP Run.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested Evelo Biosciences, Inc.

1.14 “Product” means drug substance and/or final drug product comprising a single Strain. By way of illustration, but without limitation, a dietary supplement is excluded from the definition of Product.

1.15 “Regulatory Approval” means any and all approvals or authorizations of a Regulatory Authority with respect to any jurisdiction, including pricing approvals that are necessary for the commercial manufacture, distribution, use, marketing or sale of a Product in such jurisdiction.

1.16 “Regulatory Authority” means, in respect of a particular jurisdiction, the governmental authority having responsibility for granting Regulatory Approvals in such country or jurisdiction.

1.17 “Strain” means the descendants and modified or unmodified derivatives of a single isolation in pure culture in accordance with the International Code of Nomenclature of Prokaryotes.

1.18 Interpretation. Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references to “Party” and “Parties” shall be deemed references to the parties to this Agreement unless the context shall otherwise require. Except as specifically otherwise provided in this Agreement, a reference to an Article, Section or Exhibit is a reference to an Article, Section or Exhibit of this Agreement, and the terms “hereof,” “herein,” and other like terms refer to this Agreement as a whole, including the Exhibits. The term “or” is used in its inclusive sense (“and/or”). The terms “Dollars” and “$” shall mean United States Dollars.

ARTICLE 2. EXCLUSIVITY

2.1 Exclusivity. Subject to Section 2.2 below, Biose agrees that during the Term it will manufacture and supply exclusively to Evelo (and to no third party) non-genetically modified, single Strain Product(s) intended for oral delivery. Biose shall not conduct any such activities (manufacture and supply of non genetically modified single Strain Product(s) intented for oral delivery) for any third party, or enable any third party to conduct any such activities.

2.2 Limitation. For clarity, Section 2.1 above does not prohibit Biose, during the Term, from continuing to develop and manufacture (a) non-genetically modified, single Strain products intended for oral delivery for which development and clinical trials are financed by Biose, or (b) the Biose Strain(s); or (c) [***] and [***] for single Strain, orally delivered Products pursuant to [***]. For clarity, Biose shall not agree to manufacture or otherwise conduct any activities with respect to any other non-genetically modified single Strain Products intended for oral delivery, except as expressly described above.

2.3 Exclusivity Fees. In consideration for the exclusivity rights granted in Section 2.1 Evelo will pay to Biose an “Exclusivity Fee” of two hundred and fifty thousand U.S. dollars ($250,000) each year during the Term. The first Exclusivity Fee payment will be due within [***] of the Effective Date. The second and third Exclusivity Fee payments will be due within [***] of the first and second anniversaries of the Effective Date, respectively.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested Evelo Biosciences, Inc.

2.4 Business Development. Biose remains free to conduct any business development activities, during the term of this Agreement for the manufacture and supply of non-genetically modified single Strain Product intended for oral delivery, as long as performance of such manufacturing and/or supply activities begins after the termination of this Agreement.

ARTICLE 3. COMMITTED RUN RESOURCES; RUNS

3.1 Reservation. During the Term, Biose will reserve personnel with appropriate expertise, facilities and equipment sufficient and in an fully operational state to allow it to conduct Runs for Evelo to manufacture Product(s) as set forth on Exhibit A (“Committed Run Resources”) meeting the specifications.

The Parties acknowledge that Biose can conduct Runs for Evelo on no more than [***] Strains per Agreement Year. For the sake of clarity, new Strain refers to an Evelo Strain that was never produced by Biose at its GMP facility.

3.2 Priority. In allocating access to its [***] fermenter, Biose shall make its best efforts to treat Evelo with higher or equal priority in relation to other Biose’s customers so long as Evelo provides Biose with a minimum of [***] advance notice for Committed Run Resources.

3.3 Run Fees; Payment Commitment; Released Resources.

(a) For a Run, Evelo will pay to Biose amounts as follows: (i) an Engineering Run fee will be [***]; and (ii) a GMP Run fee will be [***]; provided, however, if Evelo elects to forego an Engineering Run for a given Strain before having Biose perform a GMP Run with such Strain, Evelo will pay to Biose [***] for such GMP Run (i.e., an additional [***] more than the normal [***] GMP Run fee). The Run fees above are fixed for the term of this Agreement, and do not include [***].

(b) During the Term, Evelo shall have no obligation to utilize any of the Committed Run Resources. If the Committed Run Resources are available for use by Evelo in accordance with the schedule in Exhibit A, but Evelo elects to not conduct any Run(s) utilizing all or part of the applicable Committed Run Resources in an Agreement Year, then Evelo shall, notify Biose, as soon as practicable but in case at least [***] prior to the start date of the subject Run(s), of Evelo’s election, that it either (i) authorizes Biose to seek an alternative customer for use of such Committed Run Resources, or (ii) does not authorize Biose to seek an alternative customer for use of the applicable Committed Run Resources, in which case, Evelo will be obligated to pay Biose for such unused Committed Run Resources, subject to the terms Section 7.6(b) and (c), if applicable.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested Evelo Biosciences, Inc.

(c) If Evelo authorizes Biose to seek an alternative customer for use of such Committed Run Resources (“Released Resources”), then Biose shall have the option to seek an alternative customer for the use of such Released Resources. For the sake of clarity, an alternative customer is a customer that was not scheduled in Biose’s manufacturing planning at the time Evelo notifies Biose that it may seek an alternative user of the applicable Released Resources.

(i) If Biose utilizes such Released Resources for a third party, then Biose (x) may retain any amount paid by such third party for such manufacturing, and (y) will reimburse Evelo for any Run fees previously paid by Evelo for the applicable Released Resources.

(ii) If Biose itself uses the Released Resources for which Evelo authorized Biose to seek an alternative customer to manufacture a Run that was not already scheduled in Biose’s manufacturing planning, then Biose will reimburse Evelo for any portion of the Run fees previously paid by Evelo for the applicable Released Resources.

(iii) If Biose is unable to locate another alternative customer to use such Released Resources, and Biose does not use such Released Resources for manufacturing purposes, then Evelo shall be obligated to pay Biose for the applicable unused Released Resources at the rate of [***] (taking into account any advance payments made by Evelo for such Released Resources).

(d) Subject to Section 3.3(c) above, any amounts due to Biose for Committed Run Resources that are unused by Evelo in a particular Calendar Quarter shall be paid by Evelo to Biose on the same payment terms as if this Committed Run Resources had been used by Evelo. Any amounts due to Biose for Committed Run Resources that are unused by Evelo in a particular Calendar Quarter shall be paid by Evelo to Biose with [***] of the end of the applicable Calendar Quarter after a financial reconcilation of all (i) amounts paid by Evelo for such Committed Run Resources for such Calendar Quarter, (ii) additional payments due to Biose for use or non-use of such Committed Run Resources for such Calendar Quarter, and (iii) reimbursements due to Evelo from Biose with respect to Released Resources.

(e) Notwithstanding the other terms of this Section 3.3, if any Committed Run Resources cannot be used by Evelo due to matters outside of Evelo’s control (e.g., relating to contamination of Committed Run Resources or other Biose operational issues or decisions), then Evelo shall not be obligated to pay Biose for any Committed Run Resources that cannot be used for Evelo due to such unavailability. For clarity, if any Committed Run Resources are available for use by Evelo, and Evelo elects not to use such Committed Run Resources for reasons unrelated to Biose’s abililty to perform (e.g., delays in clinical trial progress), then the terms of this Section 3.3(e) shall not apply.

3.4 Pricing. Evelo shall be entitled to credit 100% of the fees paid by Evelo pursuant to Section 3.3 when paid upfront or as a prepayment for the applicable Run against any corresponding payments due for such Run. For clarity, the Run fees include the manufacture of Product by Biose but not any raw materials.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested Evelo Biosciences, Inc.

ARTICLE 4. PAYMENTS

4.1 Payment Method and Terms. For any amounts that are due to Biose pursuant to Section 2.3 above, Biose will provide an invoice to Evelo. Invoiced charges are due net [***] from the invoice date. All payments due under this Agreement shall be made by bank wire transfer in immediately available funds to a bank account designated by Biose.

4.2 Invoice and Payment Instructions. Invoices should be sent to Evelo:

Evelo Biosciences, Inc.

620 Memorial Drive, Suite 200 West

Cambridge, MA 02139

United States of America

Attention: Accounts Payable

Purchase Order: ________________

and to the email address: [***]

Evelo will pay by wire transfer or, at the request of Company, by mailing a check payable to Company at:

Biose Industrie

Rue des frères Lumière

15130 Arpajon sur Cère – France

Attention: [***]

Any amount that is not paid by Evelo to Company when due under this Agreement shall bear default interest at the rate of [***], pro-rated from the day following the due date until paid in full.

4.3 Taxes. All prices and charges are exclusive of any applicable taxes, levies, imposts, duties and fees of whatever nature imposed by any law or regulations in any country in respect of the services, importation or exportation of materials, or Product, which shall be paid by Evelo. Evelo shall pay or reimburse Biose for all customs duties and taxes in connection with the purchase, sale, importation or exportation of any materials, or Product or the provision of services, except to the extent such duties and taxes are recoverable by or refundable to Biose. Biose agrees to assist Evelo in claiming exemption under double taxation or similar agreement or treaty from time to time in force to obtain a refund of any customs duties, value added taxes, and other taxes payable by Biose.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested Evelo Biosciences, Inc.

ARTICLE 5. CONFIDENTIALITY

5.1 Confidentiality Obligations. The Receiving Party agrees to treat all Confidential Information as the confidential and exclusive property of the Disclosing Party, and agrees not to disclose any of the Confidential Information to any third-party without first obtaining the written consent of the Disclosing Party. The Receiving Party agrees to limit access to Confidential Information to those of its directors, officers, employees, agents or other third-party who have a need to know such information and who have been informed of and are obligated in writing to maintain the confidential nature of such Confidential Information as set forth herein and not use it other than as permitted in this Agreement. In particular, and subject to the conditions of the preceding sentence, the Receiving Party may disclose intellectual property licensed to it herein to implement this Agreement and the rights and licenses granted hereunder. The provisions of this paragraph will survive for a period of [***] after the termination or expiration of this Agreement; provided, however, with respect to any trade secrets disclosed hereunder, the provisions of this paragraph will survive while the status of the trade secret remains. The Receiving Party will ensure that Confidential Information will not be used by its directors, officers, employees or agents for any other purpose other than as set forth herein. The above provisions of confidentiality will not apply to that part of Confidential Information, which the Receiving Party can demonstrate by documentary evidence:

(a)	was lawfully in the Receiving Party’s possession prior to receipt from the Disclosing Party;

(b)	was in the public domain and generally known at the time of receipt from the Disclosing Party;

(c)	becomes part of the public domain through no fault of the Receiving Party, its directors, officers, employees or agents; or

(d)	is lawfully received by the Receiving Party from a third-party without an obligation of confidentiality to the Disclosing Party.

5.2 Disclosures Required by Law. Notwithstanding the foregoing, the Receiving Party may disclose that part of Confidential Information that is required to be disclosed to comply with applicable laws or with a court or administrative order or with the request of any Regulatory Authority, provided that the Receiving Party gives the Disclosing Party prompt and reasonable notification of such requirement prior to such disclosure, takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and to minimize the extent of such disclosure.

5.3 Destruction of Confidential Information. The Receiving Party agrees that upon the Disclosing Party’s request, the Receiving Party will destroy all parts of Confidential Information and any copies, summaries of documents, materials, and other tangible manifestations thereof in the possession or control of the Receiving Party, except that the Receiving Party, subject to the obligations under this Agreement, may retain one copy of such Confidential Information in a secure location for the sole purpose of monitoring its ongoing obligations in respect of such information and (ii) will not be required to destroy any copies of such Confidential Information that are securely stored in automated electronic backups.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested Evelo Biosciences, Inc.

5.4 No License. Neither anything contained in this Agreement, nor any delivery of any Confidential Information to the Receiving Party will be deemed to grant to the Receiving Party any rights or licenses under any intellectual property rights (including, without limitation, patent applications, patents, extensions, trade secrets, trademarks, copyrights and/or rights in non-public information) of the Disclosing Party, except (i) as necessary to perform the services, or as necessary to implement this Agreement and/or (ii) with regard to the rights and licenses expressly granted hereunder.

5.5 Publicity/Publication. Neither Party will publicly disclose the existence or substance of this Agreement, except as required by applicable laws or in filings with Regulatory Authorities. Neither Party will use the name of the other Party or of any of its employees without such Party’s prior written consent.

Notwithstanding anything to the contrary in this Agreement, this Agreement may be filed by Evelo with the Securities and Exchange Commission, and Evelo may include in any such filing descriptions of the existence and terms thereof. Evelo shall reasonably consider Biose’s timely proposed redactions before such filing.

ARTICLE 6 REPRESENTATIONS AND WARRANTIES

6.1 Mutual Representations and Warranties. Biose hereby makes the following representations and warranties to Evelo, and Evelo hereby makes the following representations and warranties to Biose.

(a) It is a company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. It has all requisite corporate power and authority to own its respective properties and to carry on its respective business as conducted as of the date of this Agreement and as proposed to be conducted. It is duly licensed or qualified to transact business and is in good standing in each jurisdiction wherein the character of the property owned or leased, or the nature of the activities conducted, make such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on its business or properties. It has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b) All corporate action on the part of it, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder and thereunder, have been taken, and this Agreement, when executed and delivered by it, shall constitute valid and legally binding obligations of it, enforceable against it in accordance with their terms except to the extent that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor’s rights generally and (ii) the remedy of specific performance or injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested Evelo Biosciences, Inc.

(c) The execution, delivery and performance of this Agreement (with or without the giving of notice, the lapse of time or both), and the consummation of the transactions contemplated hereby, (i) do not require the consent of any third party; (ii) do not conflict in any material respect with, result in a material breach of, or constitute a material default under, its organizational documents or any other material contract or agreement to which it is a party or by which it may be bound or affected; and (iii) do not violate in any material respect any provision of applicable law or any order, injunction, judgment or decree of any government authority by which it may be bound, or require any regulatory filings or other actions to comply with the requirements of applicable law. It is not a party to, nor is it bound by, any agreement or commitment that prohibits the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE 7. TERM; TERMINATION

7.1 Term. The term of this Agreement shall commence on the Effective Date, and, unless terminated earlier as provided in this Article 7, shall continue in full force and effect until the end of the third anniversary of the Effective Date (the “Term”).

7.2 Termination at Will. Evelo may terminate this Agreement at any time with [***] prior notice to Biose, subject to the terms of Section 7.6.

7.3 Termination Following Biose Change of Control. If a Change of Control of Biose occurs and Evelo can reasonably justify that such Change of Control may adversely affect Evelo’s interests, Evelo may terminate this Agreement with [***] prior notice to Biose. In any such case, Biose shall, within [***] from the effective date of termination, refund to Evelo (i) any Run fees paid by Evelo for any Run scheduled to occur after the effective date of termination, and (ii) a pro rata share of the Exclusivity Fee paid under Section 2.3 for the applicable Agreement Year, based on the date of termination in relation to the end of the applicable Agreement Year.

7.4 Termination upon Material Breach.

(a) If a Party breaches any of its material obligations under the Agreement with respect to any Run subject to the Committed Run Resources, the Party not in default may give the breaching party written notice specifying the nature of the default and stating its intention to terminate this Agreement if such breach is not cured and in such case the breaching Party shall act promptly and in good faith to cure such breach. If such breach is not cured within [***] (or [***] with respect to breach of a payment obligation) after the receipt of such notice, the Party not in default shall be entitled, without prejudice to any of its other rights conferred under this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement by written notice to the other Party.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested Evelo Biosciences, Inc.

(b) The right of a Party to terminate this Agreement, as provided in this Article 7, shall not be affected in any way by its waiver or failure to take action with respect to any prior default or breach.

7.5 Termination for Insolvency. If voluntary or involuntary proceedings by or against a Party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such Party, or proceedings are instituted by or against such Party for corporate reorganization, dissolution, liquidation or winding-up of such Party, which proceedings, if involuntary, shall not have been dismissed within [***] after the date of filing, or if such Party makes an assignment for the benefit of creditors, or substantially all of the assets of such Party are seized or attached and not released within [***] thereafter, the other Party may immediately terminate this Agreement effective upon notice of such termination.

7.6 Effect of Termination.

(a) Upon termination or expiration of this Agreement, (i) each Party shall promptly return to the other Party (or destroy and provide the other Party with a certificate of destruction) all transferred materials, (ii) each Party shall promptly return to the other Party all relevant records and materials in its possession or control containing or comprising the other Party’s Confidential Information and to which the Party does not retain rights hereunder; provided, however, that each Party shall be entitled to retain copies of the other Party’s Confidential Information to the extent necessary to comply with applicable regulatory obligations and shall be entitled to retain one copy of the other Party’s Confidential Information for archival purposes.

(b) In the event of (i) any termination of this Agreement pursuant to Section 7.2 by Evelo, Evelo shall remain obligated to pay to Biose (i) Committed Run Resources used and unused during the one year prior notice period and (ii) [***] of the Run fees in Section 3.3 for the Committed Run Resources as described in Exhibit A for the [***] following the effective date of termination. In any such case, Evelo shall pay the applicable aggregate amount to Biose within [***] of the effective date of termination.

(c) In the event of any termination of this Agreement by Evelo, Evelo shall have no obligation to pay any further Exclusivity Fee pursuant to Section 2.1 and in such case, Biose will reimburse Evelo for a pro rata portion of the Exclusivity Fee paid for the applicable Agreement Year pursuant to Section 2.1.

(d) Biose’s exclusivity obligations under Section 2.1 of this Agreement shall terminate.

7.7 Accrued Rights. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination, or expiration. Such termination, relinquishment or expiration shall not relieve a Party from obligations that are expressly indicated to survive termination or expiration of this Agreement.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested Evelo Biosciences, Inc.

7.8 Survival. In the event of the expiration or early termination of this Agreement, the provisions of Section 7.6 and Articles 5 and 8, shall survive for the period specified therein or, in the absence of such specification, indefinitely.

ARTICLE 8. MISCELLANEOUS

8.1 Assignment This Agreement binds and inures to the benefit of the Parties hereto and their successors and permitted assigns, provided that neither Party may assign or transfer any or all of its rights or obligations under this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld; provided, however, (i) Evelo may assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of the business to which this Agreement relates to a third-party, whether by merger, sale of stock, sale of assets or otherwise without Biose’s consent; and (ii) Evelo may assign this Agreement and its rights and obligations hereunder to an Affiliate without Biose’s consent.

8.2 Independent Contractor. Evelo and Company are independent contractors under this Agreement. This Agreement creates no partnership, joint venture or agency between the Parties. Neither Party will have the authority to make any statements, representations or commitments of any kind, or to take any action, to bind the other without the prior written consent of the other Party.

8.3 Severability. If any provision of this Agreement will be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same will either be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement.

8.4 Notices. Any notices to be given hereunder will be in writing and will be delivered to the address below: (a) in person; (b) first class registered or certified mail, postage prepaid, (c) next day express delivery service; or (d) by email or fax, with originals to follow immediately thereafter by methods (a), (b) or (c). Notice will be effective upon delivery or, in the case of (d), upon confirmation of delivery of the fax or email. A Party shall have the right to update the contact information listed in this Section 8.4 for that Party by notice in writing to the other Party.

If to Evelo:

Evelo Biosciences, Inc.

620 Memorial Drive, Suite 200 West

Cambridge, MA 02139

United States of America

Attention: [***]

Fax: TBD

With a courtesy copy to the email address: [***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested Evelo Biosciences, Inc.

If to Biose:

Biose Industrie

Avenue des frères Lumière

15 130 Arpajon sur Cère

France

Attention: [***]

Fax: [***]

8.5 Governing Law and Venue. This Agreement will be governed by and construed in accordance with the substantive laws of England, without regard to any choice of law principle that would dictate the application of the law of another jurisdiction. All disputes between the Parties in connection with or arising out of the existence, validity, construction, performance and termination of this Agreement (or any terms thereof), which the Parties are unable to resolve between themselves within [***] Business Days of the notice of dispute from either party, that relates to a payment dispute arising under this Agreement may be submitted by either party to [***] to be conducted in [***]. If the parties are unable to resolve such dispute via mediation, or if such dispute relates to matters other than a payment dispute, then such disagreement shall resolved by [***] conducted in [***].

8.6 Headings. The headings of the several sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several sections hereof. The Parties acknowledge they have thoroughly reviewed this Agreement and mutually agreed upon its terms.

8.7 Waiver. Failure by either Party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

8.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but collectively will constitute one and the same instrument. Counterparts may be signed and delivered by facsimile or electronic transmission (including by e-mail delivery of .pdf signed copies), each of which will be binding when sent.

8.9 Equitable Relief. Each Party acknowledges that any breach of their obligations set forth in Sections 2, 3, 4, 5 and 6 may cause irreparable harm to the other Party; therefore, the other Party may have, in addition to any remedies available at law, the right to obtain equitable relief to enforce this Agreement.

8.10 Non-Exclusivity. Except as expressly set forth in Section 2.1 and 2.2, this Agreement does not, and will not be construed to, constitute an exclusive arrangement between Evelo and Biose. Accordingly, Evelo will be free to (a) purchase, rent, lease or otherwise obtain services of the kind, nature or type specified in this Agreement from companies, vendors, sellers, manufacturers or brokers other thanBiose, and/or (b) perform services of the kind, nature or type specified in this Agreement by and/or for itself. Furthermore, Biose will be free (a) purchase, rent, lease or otherwise obtain services of the kind, nature or type specified in this Agreement from companies, vendors, sellers, manufacturers or brokers other than Evelo, and/or (b) perform services of the kind, nature or type specified in this Agreement to companies other than Evelo

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested Evelo Biosciences, Inc.

8.11 Advice of Counsel. Evelo and Biose have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and shall be construed accordingly.

8.12 Effect of Force Majeure Event. Neither Party (the “Affected Party”) shall be liable to the other Party (the “Non-Affected Party”) for failure or delay to perform its obligation under the Agreement when such failure or delay is due to riots, storms, fires, explosions, floods, earthquakes, war, embargoes, blockades, insurrections, an act of God or any other cause similar thereto which is beyond the reasonable control of the Affected Party (“Force Majeure Event”). Each Party agrees to give the other Party prompt written notice of the occurrence of any Force Majeure Event, the nature thereof, and the extent to which the Affected Party will be unable fully to perform its obligations under the Agreement. If a condition constituting Force Majeure Event as defined herein exists for more than [***], the Parties shall negotiate a mutually satisfactory solution to the problem, if practicable, including termination of this Agreement upon [***] written notice from the failure of reaching a mutually satisfactory solution to the Force Majeure Event, or the use of a third-party to fulfill the obligations hereunder of the party invoking Force Majeure Event, at the expense of the party invoking Force Majeure Event.

8.13 Entire Agreement. This Agreement together with any Schedules and Exhibits constitutes the entire agreement between Evelo and Company regarding the subject matter herein and supersedes all prior and contemporaneous representations, agreements, and understandings, whether oral, written or otherwise, between the Parties regarding such subject matter. This Agreement may not be amended unless such amendment is in writing and signed by each Party hereto. In the event of an inconsistency, ambiguity, contradiction or conflict between the terms of this Agreement, its Schedules, its Exhibits, and any amendments to any of the foregoing, the terms of these documents will be interpreted according to the following order of precedence: (i) the terms of any amendment to this Agreement, (ii) then the terms of this Agreement including its Schedules and Exhibits, and (iii) then the terms of any other agreement unless such other agreement specifically states that its terms supercede the terms of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement through their duly authorized representatives.

Evelo Biosciences, Inc.		Biose Industrie

By:	/s/ Balkrishan “Simba” Gill	By:	/s/ Adrien Nivolier
Name:	Balkrishan “Simba” Gill	Name:	Adrien Nivolier
Title:	President & CEO	Title:	CEO
Date:	March 16, 2018	Date:	16 March 2018

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested Evelo Biosciences, Inc.

EXHIBIT A

COMMITTED RUN SCHEDULE

Year	Number of Committed Run
Agreement Year 1	[***], with such Run Resources allocated as follows: Q1, [***]; Q2, [***];Q3, [***], Q4, [***]
Agreement Year 2*	[***], with such Run Resources allocated as follows: at least [***] during such Agreement Year **
Agreement Year 3*	[***], with such Run Resources allocated as follows: at least [***] during such Agreement Year **

The Run schedule above may be modified with the written agreement of the Parties. The payment for such Runs shall be made in accordance with Section 3.3.

*	Evelo has the option to add up to [***] Runs per year in each of Agreement Year 2 and Agreement Year 3, with [***] notice to Biose for the subject Run(s) prior to the proposed Run start date(s).

**	For Agreement Years 2 and 3, a schedule for Runs subject to the Committed Run Resources shall be agreed by the Parties within [***] prior to the start of the applicable Agreement Year.

In order to allow Biose to manufacture Runs for itself or other customers, Evelo may not schedule Runs such that Biose’s [***] fermenter would be used for Evelo for more than [***], unless otherwise agreed in writing by the parties.

For specific Runs, Evelo may reschedule Runs with [***] notice to Biose for the subject Run prior to the proposed rescheduled Run start date.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.